Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:	News Media	Investor Relations
	Paul Fitzhenry	Ed Arditte
	609-720-4261	609-720-4621
Karen Chin
609-720-4398

TYCO INTERNATIONAL REPORTS FIRST QUARTER EARNINGS
FROM CONTINUING OPERATIONS OF $0.73 PER SHARE BEFORE SPECIAL
ITEMS AND GAAP EARNINGS OF $0.74 PER SHARE

($ millions, except per-share amounts)

	Q1 2008	Q1 2007	% Change
Revenue	$4,870	$4,365	12%
Income from Continuing Operations	$369	$163	126%
Diluted EPS from Continuing Operations	$0.74	$0.32	131%
Special Items Per Share After Tax	$0.01	$(0.17)	—
Income from Continuing Operations Before Special Items	$361	$249	45%
Diluted EPS from Continuing Operations Before Special Items	$0.73	$0.49	49%

•	Revenue increases 12% with organic revenue growth of 6%
•	Company achieves operating margin of 10.2% and operating margin before special items of 10.7%
•	Guidance for Diluted EPS from continuing operations before special items for full year 2008 increased to a range of $2.60 to $2.70
•	Company has repurchased 13.3 million shares for $531 million under existing $1 billion share repurchase program

PEMBROKE, Bermuda — February 5, 2008 — Tyco International Ltd. (NYSE: TYC; BSX: TYC) today reported $0.74 in diluted GAAP earnings per share (EPS) from continuing operations and diluted EPS from continuing operations of $0.73 before special items for the fiscal first quarter of 2008.  Diluted GAAP EPS from continuing operations was positively impacted by special items which totaled $0.01 per share.  Diluted EPS from continuing operations before special items increased 49% in the quarter.  Revenue in the quarter increased 12% versus the prior year to $4.9 billion, with organic revenue growth of 6%.

The company’s operating margin in the quarter was 10.2% and the operating margin before special items was 10.7% driven by higher revenue and better productivity.  The GAAP tax rate for the quarter was 24.8% and was adversely impacted by 1.3 percentage points due to special items.

Special items increased EPS by $0.01 per share in the quarter and consisted of the following: $0.08 per share of income for separation-related items, partially offset by charges of $0.03 per share for restructuring activities and $0.04 per share for certain tax items.

On January 23, the company raised its full year guidance for fiscal 2008 diluted EPS from continuing operations before special items from $2.50 - $2.65 to $2.60 - $2.70.  Management will discuss the company’s outlook for the fiscal second quarter during a conference call and webcast today beginning at 8:30 a.m. EST.

“Our first quarter results exceeded our previous guidance with improved operating performance in each of our businesses,” said Tyco Chairman and Chief Executive Officer Ed Breen.  “This performance, combined with the progress we are making on our key initiatives, puts us on track for a solid year in 2008.”

Organic revenue growth, free cash flow, operating income before special items, operating margin before special items, income from continuing operations before special items and EPS from continuing operations before special items are all non-GAAP financial measures and are described below.  For a reconciliation of these non-GAAP measures, see the attached tables.  Additional schedules can be found at www.tyco.com on the Investor Relations portion of Tyco’s Website.

SEGMENT RESULTS

The financial results presented in the tables below are in accordance with GAAP unless otherwise indicated.  All dollar amounts are pre-tax and stated in millions.  All comparisons are to the fiscal first quarter of 2007 unless otherwise indicated.

ADT Worldwide

	Q1 2008	Q1 2007	% Change
Revenue	$1,999	$1,863	7%
Operating Income	$249	$201	24%
Operating Margin	12.5%	10.8%	—
Special Items	$(7)	$(31)	—
Operating Income Before Special Items	$256	$232	10%
Operating Margin Before Special Items	12.8%	12.5%	—

Revenue increased 7% in the quarter with organic revenue growth of 3.4% led by double digit growth in Asia and Latin America.  North America grew 2% organically and the Europe, Middle East and Africa region grew 1% organically.

Operating income was $249 million in the quarter and the operating margin was 12.5%.  Special items in the quarter consisted of $7 million of restructuring charges incurred primarily in Europe.  Operating income before special items increased 10% to $256 million and included expenses of $24 million to convert certain North American customers to digital services in advance of the analog-to-digital transition for wireless phone services. The operating margin before special items improved to 12.8%.

Flow Control

	Q1 2008	Q1 2007	% Change
Revenue	$1,074	$835	29%
Operating Income	$171	$108	58%
Operating Margin	15.9%	12.9%	—
Special Items	$(2)	$(5)	—
Operating Income Before Special Items	$173	$113	53%
Operating Margin Before Special Items	16.1%	13.5%	—

Revenue in Flow Control increased 29% in the quarter with organic revenue growth of 17.7% driven by strong double digit growth across industrial valves, water and thermal controls. Revenue growth continues to benefit from strong demand in key end markets – particularly energy and water.

Operating income was $171 million and the operating margin was 15.9%. Special items in the quarter consisted of $2 million of restructuring charges. Operating income before special items increased 53% to $173 million. The increase in operating income and the operating margin was due to higher revenue and improved productivity.

Fire Protection Services

	Q1 2008	Q1 2007	% Change
Revenue	$832	$791	5%
Operating Income	$72	$59	22%
Operating Margin	8.7%	7.5%	—
Special Items	—	—	—
Operating Income Before Special Items	$72	$59	22%
Operating Margin Before Special Items	8.7%	7.5%	—

Revenue in the Fire Protection Services segment increased 5% driven by foreign exchange. Organic revenue growth in the North American SimplexGrinnell business was 3.6% while the international fire businesses declined 5% organically primarily due to the planned exit of certain non-core international businesses.

Operating income increased 22% to $72 million and the operating margin increased 120 basis points to 8.7% led primarily by North America with a modest improvement in the international fire businesses.

Electrical and Metal Products

	Q1 2008	Q1 2007	% Change
Revenue	$487	$443	10%
Operating Income	$41	$41	0%
Operating Margin	8.4%	9.3%	—
Special Items	$(4)	—	—
Operating Income Before Special Items	$45	$41	10%
Operating Margin Before Special Items	9.2%	9.3%	—

Revenue in Electrical and Metal Products increased 10% in the quarter with better volume and pricing for steel tubular products partially offset by lower copper spreads.  Organic revenue growth was 7.4%.

Operating income was $41 million and included $4 million of restructuring charges. Operating income before special items of $45 million improved primarily due to higher volume.

Safety Products

	Q1 2008	Q1 2007	% Change
Revenue	$447	$406	10%
Operating Income	$86	$71	21%
Operating Margin	19.2%	17.5%	—
Special Items	$(1)	$(7)	—
Operating Income Before Special Items	$87	$78	12%
Operating Margin Before Special Items	19.5%	19.2%	—

Revenue in the Safety Products segment increased 10% in the quarter with organic revenue growth of 4.7% driven by the fire suppression and electronic security businesses.

Operating income was $86 million and the operating margin was 19.2%.   Operating income before special items was $87 million and the operating margin before special items was 19.5%.  All three lines of business – fire suppression, electronic security and life safety – contributed to the increase in operating income before special items, primarily led by higher volume in fire suppression.

OTHER ITEMS

•                  Net cash used in operating activities was $152 million in the quarter.  The company had a free cash outflow of $407 million, which included $53 million of payments for separation and restructuring activities.

•                  Corporate expenses were $126 million and included $10 million of separation expense. Revenue in Corporate and Other was $31 million and operating income from business operations was $6 million.

•                  Other income includes $50 million of income related to the Tax Sharing Agreement entered into as part of the separation and recorded in connection with the adoption of FASB Interpretation No. 48.

ABOUT TYCO INTERNATIONAL

Tyco International (NYSE: TYC) is a diversified, global company that provides vital products and services to customers in more than 60 countries. Tyco is a leading provider of security products and services, fire protection and detection products and services, valves and controls, and other industrial products. Tyco had 2007 revenue of more than $18 billion and has 118,000 employees worldwide. More information on Tyco can be found at www.tyco.com.

CONFERENCE CALL AND WEBCAST

Today’s conference call for investors can be accessed in the following ways:

•	At Tyco’s website: http://investors.tyco.com.
•

By telephone: For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the United States is (800) 230-1085. The telephone dial-in number for participants outside the United States is (612) 332-0107.

•

An audio replay of the conference call will be available beginning at 10:30 a.m. on February 5, 2008 and ending on February 12, 2008. The dial-in number for participants in the United States is (800) 475-6701. For participants outside the United States, the replay dial-in number is (320) 365-3844. The replay access code for all callers is 904017.

NON-GAAP MEASURES

“Organic revenue growth,” “free cash flow (outflow)” (FCF), “income from continuing operations before special items”, “operating income before special items”, “operating margin before special items” , and “earnings per share (EPS) from continuing operations before special items” are non-GAAP measures and should not be considered replacements for GAAP results.

Organic revenue growth is a useful measure used by the company to measure the underlying results and trends in the business.  The difference between reported net revenue growth (the most comparable GAAP measure) and organic revenue growth (the non-GAAP measure) consists of the impact from foreign currency, acquisitions and divestitures, and other changes that do not reflect the underlying results and trends (for example, revenue reclassifications and changes to the fiscal year).  Organic revenue growth is a useful measure of the company’s performance because it excludes items that:  i) are not completely under management’s control, such as the impact of foreign currency exchange; or ii) do not reflect the underlying growth of the company, such as acquisition and divestiture activity.  It may be used as a component of the company’s compensation programs. The limitation of this measure is that it excludes items that have an impact on the company’s revenue.  This limitation is best addressed by using organic revenue growth in combination with the GAAP numbers. See the accompanying tables to this press release for the reconciliation presenting the components of organic revenue growth.

FCF is a useful measure of the company’s cash which is free from any significant existing obligation.  The difference between cash flows from operating activities (the most comparable GAAP measure) and FCF (the non-GAAP measure) consists mainly of significant cash outflows that the company believes are useful to identify.  FCF permits management and investors to gain insight into the number that management employs to measure cash that is free from any significant existing obligation. It may also be a significant component in the company’s incentive compensation plans.  The difference reflects the impact from:

•	the sale of accounts receivable programs,
•	net capital expenditures,
•	acquisition of customer accounts (ADT dealer program),
•	cash paid for purchase accounting and holdback liabilities, and
•	voluntary pension contributions.

The impact from the sale of accounts receivable programs and voluntary pension contributions is added or subtracted from the GAAP measure because this activity is driven by economic financing decisions rather than operating activity.  Capital expenditures and the ADT dealer program are subtracted because they represent long-term commitments. Cash paid for purchase accounting and holdback liabilities is subtracted from Cash Flow from Operating Activities because these cash outflows are not available for general corporate uses.

The limitation associated with using FCF is that it subtracts cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and that therefore may imply that there is less or more cash that is available for the company’s programs than the most comparable GAAP measure.  This limitation is best addressed by using FCF in combination with the GAAP cash flow numbers.

FCF as presented herein may not be comparable to similarly titled measures reported by other companies.  The measure should be used in conjunction with other GAAP financial measures.  Investors are urged to read the company’s financial statements as filed with the Securities and Exchange Commission, as well as the accompanying tables to this press release that show all the elements of the GAAP measures of Cash Flows from Operating Activities, Cash Flows from Investing Activities, Cash Flows from Financing Activities and a reconciliation of the company’s total cash and cash equivalents for the period.  See the accompanying tables to this press release for a cash flow statement presented in accordance with GAAP and a reconciliation presenting the components of FCF.

The company has presented income from continuing operations before special items, operating income and margin before special items and EPS from continuing operations before special items, and forecast its EPS from continuing operations before special items.  Special Items include charges and gains related to divestitures, acquisitions, restructurings (including transaction costs related to the separations of Tyco Electronics and Covidien into separate public companies), and other income or charges that may mask the underlying operating results and/or business trends of the company or business segment, as applicable.  The company utilizes income from continuing operations, EPS and operating income and margin before special items to assess overall operating performance, segment level core operating performance and to provide insight to management in evaluating overall and segment operating plan execution and underlying market conditions.  There may also be significant components in the company’s incentive compensation plans. Operating income, operating margin, income from continuing operations before special items and EPS before special items are useful measures for investors because they permit more meaningful comparisons of the company’s underlying operating results and business trends between periods.  EPS before special items does not reflect any additional adjustments that are not reflected in income from continuing operations before special items.  The difference between income from continuing operations before special items and operating income and margin before special items versus income from continuing operations, operating income and operating margin (the most comparable GAAP measures) consists of the impact of charges and gains related to divestitures, acquisitions, restructurings (including transaction costs related to the separations of Tyco Electronics and Covidien into separate public companies), and other income or charges that may mask the underlying operating results and/or business trends.  The limitation of these measures is that they exclude the impact (which may be material) of items that increase or decrease the company’s reported income from continuing operations, EPS and operating income and margin. This limitation is best addressed by using income from continuing operations before special items and operating income and margin before special items in combination with the most comparable GAAP measures in order to better understand the amounts, character and impact of any increase or decrease on reported results.

The company presents its EPS forecast before special items to give investors a perspective on the underlying business results.  Because the company often cannot predict the amount and timing of unusual or special items and associated charges or gains that may be recorded in the company’s financial statements, it does not present forecasts that include the impact of those items.  See the accompanying tables to this press release for the reconciliation presenting the components of operating income before special items.

FORWARD-LOOKING STATEMENTS

This release may contain certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. The forward-looking statements in this release include statements addressing future financial condition and operating results. Economic, business, competitive and/or regulatory factors affecting Tyco’s businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements. Tyco is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. More detailed information about these and other factors is set forth in Tyco’s Annual Report on Form 10-K for the fiscal year ended September 28, 2007.

#  #  #

TYCO INTERNATIONAL LTD.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share data)

(Unaudited)

	Quarter Ended
	December 28,	December 29,
	2007	2006
Net revenue	$4,870	$4,365
Cost of sales	3,177	2,871
Selling, general and administrative expenses	1,174	1,157
Separation costs	9	25
Restructuring and asset impairment charges, net	11	56
Operating income	499	256
Interest income	58	14
Interest expense	(117)	(66)
Other income, net	52	1
Income from continuing operations before income taxes and minority interest	492	205
Income taxes	(122)	(41)
Minority interest	(1)	(1)
Income from continuing operations	369	163
(Loss) income from discontinued operations, net of income taxes	(6)	630
Net income	$363	$793

Basic earnings per common share:
Income from continuing operations	$0.75	$0.33
(Loss) income from discontinued operations	(0.01)	1.27
Net income	$0.74	$1.60
Diluted earnings per common share:
Income from continuing operations	$0.74	$0.32
(Loss) income from discontinued operations	(0.01)	1.25
Net income	$0.73	$1.57

Weighted-average number of shares outstanding:
Basic	493	496
Diluted	497	509

Income Reconciliation for Diluted EPS:
Income from continuing operations	$369	$163
Add back of interest expense for convertible debt	—	2
Income from continuing operations, giving effect to dilutive adjustments	369	165
(Loss) income from discontinued operations	(6)	630
Add back of interest expense for convertible debt	—	3
Net income, giving effect to dilutive adjustments	$363	$798

NOTE:

These financial statements should be read in conjunction with the Consolidated Financial Statements and accompanying notes contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 28, 2007.

TYCO INTERNATIONAL LTD.

RESULTS OF SEGMENTS

(in millions)

(Unaudited)

	Quarter Ended
	December 28,		December 29,
	2007		2006
NET REVENUE
ADT Worldwide	$1,999		$1,863
Flow Control	1,074		835
Fire Protection Services	832		791
Electrical and Metal Products	487		443
Safety Products	447		406
Corporate and Other (1)	31		27
Total Net Revenue	$4,870		$4,365

OPERATING INCOME AND MARGIN
ADT Worldwide	$249	12.5%	$201	10.8%
Flow Control	171	15.9%	108	12.9%
Fire Protection Services	72	8.7%	59	7.5%
Electrical and Metal Products	41	8.4%	41	9.3%
Safety Products	86	19.2%	71	17.5%
Corporate and Other (2)	(120)	N/M	(224)	N/M
Operating Income and Margin	$499	10.2%	$256	5.9%

(1) Revenue related to certain international building products businesses.

(2) Includes operating income of $6 million and $7 million for the three months ended December 28, 2007 and December 29, 2006, respectively, primarily related to certain international building products businesses.

TYCO INTERNATIONAL LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions)

(Unaudited)

	December 28,	September 28,
	2007	2007
Current Assets:
Cash and cash equivalents	$1,069	$1,894
Accounts receivable, net	3,040	2,961
Inventories	1,953	1,826
Class action settlement escrow	3,011	2,992
Other current assets	1,711	1,634
Assets of discontinued operations	1,007	1,044
Total current assets	11,791	12,351

Property, plant and equipment, net	3,573	3,551
Goodwill	11,736	11,691
Intangible assets, net	2,695	2,697
Other assets	2,675	2,525
Total Assets	$32,470	$32,815

Current Liabilities:
Short-term debt and current maturities of long-term debt	$693	$380
Accounts payable	1,553	1,682
Class action settlement liability	3,011	2,992
Accrued and other current liabilities	3,071	3,493
Liabilities of discontinued operations	554	560
Total current liabilities	8,882	9,107

Long-term debt	3,777	4,076
Other liabilities	4,013	3,941
Total Liabilities	16,672	17,124

Minority interest	70	67

Shareholders’ equity	15,728	15,624

Total Liabilities and Shareholders’ Equity	$32,470	$32,815

NOTE: These financial statements should be read in conjunction with the Consolidated Financial Statements and accompanying notes contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 28, 2007.

TYCO INTERNATIONAL LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	Quarter Ended
	December 28,	December 29,
	2007	2006
Cash Flows from Operating Activities:
Net income	$363	$793
Loss (income) from discontinued operations	6	(630)

Income from continuing operations	369	163
Adjustments to reconcile net cash provided by operating activities:
Depreciation and amortization	276	296
Non-cash compensation expense	35	45
Deferred income taxes	(61)	(7)
Provision for losses on accounts receivable and inventory	30	24
Other non-cash items	13	4
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	(73)	22
Inventories	(117)	(207)
Other current assets	(53)	115
Accounts payable	(143)	(56)
Accrued and other liabilities	(382)	(210)
Other	(46)	(59)
Net cash (used in) provided by operating activities	(152)	130
Net cash (used in) provided by discontinued operating activities	(25)	697

Cash Flows from Investing Activities:
Capital expenditures	(176)	(143)
Proceeds from disposal of assets	7	6
Acquisition of businesses, net of cash acquired	(22)	(16)
Acquisition of customer accounts (ADT dealer program)	(90)	(97)
Other	(4)	82
Net cash used in investing activities	(285)	(168)
Net cash used in discontinued investing activities	(19)	(267)

Cash Flows from Financing Activities:
Net repayments of debt	8	(2)
Proceeds from exercise of share options	13	120
Dividends paid	(74)	(199)
Repurchase of common shares by subsidiary	(229)	(660)
Transfers (to) from discontinued operations	(43)	390
Other	(70)	7
Net cash used in financing activities	(395)	(344)
Net cash provided by (used in) discontinued financing activities	44	(396)

Effect of currency translation on cash	7	16
Effect of currency translation on cash of discontinued operations	—	10
Net decrease in cash and cash equivalents	(825)	(322)
Less: net increase in cash related to discontinued operations	—	(44)
Cash and cash equivalents at beginning of period	1,894	2,187

Cash and cash equivalents at end of period	$1,069	$1,821

Reconciliation to “Free Cash Flow”:
Net cash (used in) provided by operating activities	$(152)	$130
Decrease in sale of accounts receivable	5	2
Capital expenditures, net	(169)	(137)
Acquisition of customer accounts (ADT dealer program)	(90)	(97)
Purchase accounting and holdback liabilities	(1)	(2)
Voluntary pension contributions	—	18
Free Cash Flow	$(407)	$(86)

NOTE: Free cash flow is a non-GAAP measure. See description of non-GAAP measures contained in this release.

TYCO INTERNATIONAL LTD.

ORGANIC REVENUE GROWTH RECONCILIATION

(in millions)

(Unaudited)

	Quarter Ended December 28, 2007								Net Revenue for the
	Net Revenue		Foreign Currency		Other		Organic Revenue Growth		Quarter Ended December 29, 2006
ADT Worldwide	$1,999	7.3%	$84	4.5%	$(11)	-0.6%	$63	3.4%	$1,863
Flow Control	1,074	28.6%	92	11.0%	(1)	0.0%	148	17.7%	835
Fire Protection Services	832	5.2%	41	5.2%	—	0.0%	—	0.0%	791
Electrical and Metal Products	487	9.9%	11	2.5%	—	0.0%	33	7.4%	443
Safety Products	447	10.1%	22	5.4%	—	0.0%	19	4.7%	406
Corporate and Other	31	14.8%	3	11.1%	—	0.0%	1	3.7%	27
Total Net Revenue	$4,870	11.6%	$253	5.8%	$(12)	-0.2%	$264	6.0%	$4,365

NOTE: Organic revenue growth is a non-GAAP measure. See description of non-GAAP measures contained in this release.

Tyco International Ltd.

Earnings Per Share Summary

(Unaudited)

	Quarter Ended				Year Ended	Quarter Ended
	Dec. 29, 2006	March 30, 2007	June 29, 2007	Sept. 28, 2007	Sept. 28, 2007	Dec. 28, 2007

Diluted EPS from Continuing Operations	$0.32	$0.31	$(6.16)	$0.42	$(5.10)	$0.74

Restructuring charges in cost of sales	—	0.00	0.00	0.01	0.01	0.01

Class action settlement, net	—	—	5.83	(0.02)	5.81	—

Separation costs	0.07	0.10	0.69	0.08	0.93	(0.08)

Losses on divestitures	—	0.00	0.00	—	0.01	—

Restructuring and asset impairment charges, net	0.10	0.05	0.07	0.07	0.28	0.02

Goodwill impairment	—	—	0.09	—	0.09	—

Tax items	—	(0.12)	—	—	(0.12)	0.04

Voluntary Replacement Program	—	—	—	0.01	0.01	—

Diluted EPS from Continuing Operations Before Special Items	$0.49	$0.34	$0.52	$0.57	$1.92	$0.73

Tyco International Ltd.

For the Quarter Ended December 28, 2007

(in millions, except per share data)

(Unaudited)

												Income	Diluted
			Fire	Electrical				Interest	Other			from	EPS from
	ADT	Flow	Protection	& Metal	Safety	Corporate	Operating	Expense,	Expense,	Income	Minority	Continuing	Continuing
	Worldwide	Control	Services	Products	Products	and Other	Income	net	net	Taxes	Interest	Operations	Operations

Operating Income	$249	$171	$72	$41	$86	$(120)	$499	$(59)	$52	$(122)	$(1)	$369	$0.74

Restructuring charges in cost of sales		1		2			3			(1)		2	0.01

Class action settlement, net

Separation costs						10	10	7	(50)	(5)		(38)	(0.08)

Losses on divestitures

Restructuring and asset impairment charges, net	7	1		2	1		11			(3)		8	0.02

Goodwill impairment

Tax items										20		20	0.04

Voluntary Replacement Program

Operating Income Before Special Items	$256	$173	$72	$45	$87	$(110)	$523	$(52)	$2	$(111)	$(1)	$361	$0.73
									Diluted Shares Outstanding				497
									Diluted Shares Outstanding - Before Special items				497